UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2024, PSQ Holdings, Inc. (the “Company” or “PSQ”) entered into an agreement and plan of merger (the “Credova Merger Agreement”) with Cello Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), Credova Holdings, Inc., a Delaware corporation (“Credova”), and Samuel L. Paul, in the capacity as the Seller Representative in accordance with the terms of the Credova Merger Agreement.

Structure of the Transaction

Pursuant to the Credova Merger Agreement, on March 13, 2024, the transactions which are the subject of the Credova Merger Agreement were consummated (the “Closing”) and Merger Sub merged with and into Credova (the “Merger”), with Credova surviving as a wholly-owned subsidiary of PSQ. In connection with the Merger, each share of Credova was converted into the right to receive newly-issued shares of PSQ’s Class A common stock (“Class A Common Stock”), delivered to the Credova stockholders at the Closing (“Credova Stockholders”).

Merger Consideration

As consideration for the Merger, Credova stockholders received 2,920,993 newly-issued shares of Class A Common Stock (the “Consideration Shares”). A number of Consideration Shares equal to ten percent (10%) of the Consideration Shares (the “Escrow Shares”) was placed in an escrow account for indemnity claims made under the Credova Merger Agreement. Assuming they are not subject to indemnity claims, the Escrow Shares remaining in escrow upon the 12-month anniversary of the Closing will be released and distributed pro rata to the former stockholders of Credova.

The foregoing description of the Credova Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credova Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Note Exchange

As a condition to the Merger, all outstanding Credova subordinated debt was either exchanged for newly-issued replacement notes issued by PSQ (the “Replacement Notes”) or retired for cash consideration. An aggregate of $8.45 million of Replacement Notes, convertible into shares of Class A Common Stock, were delivered to participating former holders of Credova subordinated notes and new investors in Credova subordinary notes issued prior to closing (the “Participating Noteholders”). The Participating Noteholders entered into a Note Exchange Agreement (the “Note Exchange Agreement”) pursuant to which, immediately prior to the Closing, the Participating Noteholders delivered their Credova subordinated notes for cancellation, in exchange for Replacement Notes. The Replacement Notes bear interest at a rate of 9.75% per annum and mature in 2034, unless earlier converted or called for cash in accordance with their terms.

Pursuant to the terms of the Replacement Notes, at any time after the Closing, Participating Noteholders may elect to convert their Replacement Notes into a number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding principal amount of the Replacement Note to be converted plus accrued and unpaid interest by (y) 4.63641, subject to adjustment for stock splits and other similar transactions (the “Conversion Price”). At any time, the Company may call the Replacement Notes for a cash amount equal to accrued interest plus (i) between the Closing and the first anniversary of the Closing, 120% of the then outstanding principal amount, (ii) between the first anniversary and the second anniversary of the Closing, 105% of the then outstanding principal amount, and (iii) after the second anniversary of the Closing, the then outstanding principal amount of the Replacement Note. Further, the Replacement Notes permit the Company, in its discretion, to require conversion of the Replacement Notes into shares of Class A Common Stock if the daily volume-weighted average trading price of the Class A Common Stock exceeds 140% of the Conversion Price on each of at least ten consecutive trading days during the twenty trading day period prior to notice of such required conversion.

The foregoing descriptions of the Note Exchange Agreement and Replacement Notes do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note Exchange Agreement and Replacement Notes, the forms of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Lock-Up Agreement

Concurrently with the execution of the Credova Merger Agreement, Credova Stockholders and recipients of Replacement Notes entered into lock-up agreements pursuant to which they will be subject to trading restrictions and restrictions against selling short or hedging PSQ securities for a period of 12 months after the Closing, subject to certain limited exceptions. The form of lock-up agreement signed by Credova Stockholders are herein referred to as the “Lock-Up Agreement” and the form of lock-up agreement signed by recipients of Replacement Notes is herein referred to as the “Noteholder Lock-Up Agreement.” Certain Credova Stockholders who are also employees, entered into lock-up agreements (each an “Employee Lock-Up Agreement”) with substantially similar terms as the Lock-Up Agreements, but providing for release of the lock-up in the event such employee is terminated without cause or resigns for good reason.

The foregoing description of the Lock-Up Agreement, Noteholder Lock-Up Agreement and Employee Lock-Up Agreement do not purport to be complete and are qualified in its entirety by the terms and conditions of the form of Lock-Up Agreement, form of Noteholder Lock-Up Agreement and form of Employee Lock-Up Agreement, copies of which are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Employment Agreements

As a condition to the Closing, certain key employees of Credova entered into and delivered employment agreements to become employees of the Company or subsidiaries thereof from and after the Closing.

Non-Competition and Non-Solicitation Agreement

Concurrently with the execution of the Credova Merger Agreement, Credova stockholders and certain key employees of Credova entered into a non-competition and non-solicitation agreement with the Company and Credova (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which they will agree not to compete with Credova during the two-year period following the Closing and not to solicit employees or customers of Credova.

The foregoing description of the Non-Competition and Non-Solicitation Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Non-Competition and Non-Solicitation Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Credova Merger Agreement, PSQ, Credova Stockholders and recipients of Replacement Notes entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the Consideration Shares and the shares issuable upon conversion of the Replacement Notes within a certain period after the Closing, upon demand by holders of a majority of the registrable securities. The Registration Rights Agreement also provides for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Convertible Note Purchase Agreements and Related Agreements

On March 13, 2024, the Company entered into convertible note purchase agreements (“Convertible Note Purchase Agreements”) for the purchase of $10,000,000 of 9.75% convertible notes (the “Private Placement Notes”) by affiliates of a PSQ board member (together, the “Note Purchasers”). Concurrent with the execution of the Convertible Note Purchase Agreement, the proceeds were deposited into an escrow account. The Private Placement Notes are expected to be issued, and the proceeds released to the Company from the escrow account, following stockholder approval of the issuance of the Private Placement Notes and the shares issuable upon conversion of the Private Placement Notes (the “Private Placement Note Securities”).

The Note Purchasers also entered into a registration rights agreement (the “Private Placement Registration Rights Agreement”) with the Company, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the Private Placement Note Securities within a certain period after the closing of the Convertible Note Purchase Agreement, upon demand by holders of a majority of the registrable securities. The Private Placement Registration Rights Agreement also provides for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The Note Purchasers also entered into lock-up agreements pursuant to which they will be subject to trading restrictions and restrictions against selling short or hedging PSQ securities for a period of 12 months after the closing of the Convertible Note Purchase Agreement (the “Note Purchaser Lock-Up Agreement”).

As a condition to the willingness of the Note Purchasers to enter into the Convertible Note Purchase Agreements, Michael Seifert and the Note Purchasers entered into a stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which Mr. Seifert agreed to support and to vote in favor of any proposals presented to holders of Company Class C common stock, par value $0.0001 per share, in connection with the Convertible Note Purchase Agreements or the Private Placement Notes.

The foregoing description of the Convertible Note Purchase Agreements, Private Placement Notes, Private Placement Registration Rights Agreement, Note Purchaser Lock-Up Agreement and Stockholder Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of Convertible Note Purchase Agreement, Private Placement Notes, Private Placement Registration Rights Agreement, Note Purchaser Lock-Up Agreement and Stockholder Support Agreements, copies of which are attached hereto as Exhibit 10.7, Exhibit 4.2, Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10, respectively, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02 Results of Operations and Financial Condition.

On March 14, 2024, the Company issued a press release announcing its financial and operating results for the year ended December 31, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The agreements to issue the Consideration Shares to the Credova stockholders, the Replacement Notes to the Participating Noteholders and the Private Placement Notes to the Note Purchasers were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately after the Closing on March 13, 2024, the Board appointed Dusty Wunderlich to the Board as a Class II director and appointed Mr. Wunderlich as President of Credova and James M. Giudice as the Company’s General Counsel.

Mr. Wunderlich was a Credova Stockholder and is party to a Registration Rights Agreement, Non-Competition and Non-Solicitation Agreement and Lock-Up Agreement.

There are no family relationships between Mr. Wunderlich, Mr. Giudice or any of the Company’s officers and directors.

Biographical information for Mr. Wunderlich and Mr. Giudice is set forth below:

Dusty Wunderlich, age 43, has been Chief Executive Officer and a director of Credova since 2020. Mr. Wunderlich was managing member of Red Rock Armory, LLC from January 2021 until March 2024, and was managing member of ALMC, LLC, a consulting firm, from May 2017 to August 2020. Prior to Credova, Mr. Wunderlich served as Chief Executive Officer of Bristlecone Holdings, a subprime consumer finance business, from 2014 to 2017, and as Principal of DCA Partners, a boutique investment banking firm, from 2011 to 2013. Mr. Wunderlich received both a bachelor’s degree in finance and economics and an MBA from Missouri State University.

James M. Giudice, age 37, has been General Counsel and Chief Legal Officer of Credova Financial, LLC since January 2022. Prior to Credova, Mr. Giudice served as Corporate Counsel for Markel Group Inc. (NYSE: MKL) from November 2021 to January 2022, and as a corporate attorney for Williams, Mullen, Clark & Dobbins P.C. from September 2017 to October 2021. Additionally, he serves as an officer in the United States Marine Corps reserve. Mr. Giudice received his B.S. in Business Administration from The Ohio State University Fisher College of Business with a specialization in Finance and received his J.D. from the University of Richmond School of Law.

The Company or its subsidiary also entered into employment agreements with Mr. Wunderlich and Mr. Giudice as set forth below.

Wunderlich Employment Agreement

In connection with the Credova Merger Agreement, Mr. Wunderlich executed an employment agreement (the “Wunderlich Employment Agreement”), pursuant to which Mr. Wunderlich began serving as President of Credova Financial, LLC (“Credova Financial”) effective as of the Closing. The Wunderlich Employment Agreement provides for Mr. Wunderlich’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly-situated employees. In addition, the Wunderlich Employment Agreement provides that, subject to the approval of our Board, Mr. Wunderlich be granted an award of 150,000 restricted stock units (“RSUs”) under the PSQ Holdings, Inc. 2023 Stock Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the grant date, subject to his continued performance of service for PSQ through each vesting date. Mr. Wunderlich has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

The Wunderlich Employment Agreement provides that if Mr. Wunderlich’s employment is terminated either (i) by Credova Financial without Cause or (ii) by him with Good Reason (each as defined in the Wunderlich Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Wunderlich Employment Agreement) (the “Change in Control Period”), then Mr. Wunderlich will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with Credova Financial or any of its affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Wunderlich Employment Agreement also provides that if his employment is terminated either (i) by Credova Financial without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Wunderlich will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of Credova Financial and compliance with all post-employment obligations under law or any restrictive covenant agreement with Credova Financial or any of its affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Wunderlich Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Wunderlich is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Wunderlich becomes subject to excise tax imposed by Section 4999 of the Code.

Giudice Employment Agreement

In connection with the Credova Merger Agreement, Mr. Giudice executed an employment agreement (the “Giudice Employment Agreement”), pursuant to which Mr. Giudice began serving as the Company’s General Counsel effective as of the Closing. The Giudice Employment Agreement provides for Mr. Giudice’s at-will employment and an annual base salary of $350,000, an annual bonus with a target amount equal to 35% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly-situated employees. In addition, the Giudice Employment Agreement provides that, subject to the approval of our Board, Mr. Giudice be granted an award of 150,000 RSUs under the PSQ Holdings, Inc. 2023 Stock Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the grant date, subject to his continued performance of service for PSQ through each vesting date. Mr. Giudice has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

The Giudice Employment Agreement provides that if Mr. Giudice’s employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason (each as defined in the Giudice Employment Agreement), in either case within the Change in Control Period, then Mr. Giudice will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Giudice Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Giudice will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company or any of its affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Giudice Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Giudice is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Giudice becomes subject to excise tax imposed by Section 4999 of the Code.

Item 7.01 Regulation FD Disclosure.

On March 14, 2024, the Company issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

On March 14, 2024, the Company made available a presentation to be used from time to time in presentations to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in the Company and its business. A copy of the presentation is furnished as Exhibit 99.3 hereto.

All statements in the press releases, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired

The Company will file the financial statements of Credova required by Item 9.01(a) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The Company will file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of March 13, 2024, by and among PSQ Holdings, Inc., Cello Merger Sub, Inc., Credova Holdings, Inc., and Samuel L. Paul in the capacity as Seller Representative
4.1	Form of 9.75% Convertible Note
4.2	Form of Private Placement 9.75% Convertible Note
10.1	Form of Note Exchange Agreement, dated as of March 13, 2024, by and among Credova Holdings, Inc., PSQ Holdings, Inc. and the noteholders party thereto
10.2	Form of Lock-Up Agreement, dated as of March 13, 2024, by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.3	Form of Noteholder Lock-Up Agreement, dated as of March 13, 2024, by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.4	Form of Employee Lock-Up Agreement, dated as of March 13, 2024, by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.5	Form of Non-Competition and Non-Solicitation Agreement, dated as of March 13, 2024, by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.6	Form of Registration Rights Agreement, dated as of March 13, 2024 by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.7	Form of Note Purchase Agreement, dated as of March 13, 2024 by and between PSQ Holdings, Inc. and each investor named on the signature page thereto
10.8	Form of Private Placement Registration Rights Agreement, dated as of March 13, 2024 by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.9	Form of Note Purchaser Lock-Up Agreement, dated as of March 13, 2024, by and between PSQ Holdings, Inc. and each person named on the signature page thereto
10.10	Stockholder Support Agreement, dated as of March 13, 2024 by and among Michael Seifert and each person named on the signature page thereto
99.1	Earnings Press Release, dated March 14, 2024
99.2	Closing Press Release, dated March 14, 2024
99.3	Investor Presentation, dated March 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: March 14, 2024	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer